HOME EQUITY LOAN-BACKED TERM NOTES, GMACM SERIES 2000-HLTV2
                             PAYMENT DATE 11/19/2001
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SERVICING CERTIFICATE

Beginning Principal Balance Group A-I                                         194,855,222.75
Beginning Principal Balance Group A-II                                         35,388,135.20
                                                                  ---------------------------
                                          Total Beginning Balance             230,243,357.95

Ending Principal Balance Group A-I                                            189,588,215.82
Ending Principal Balance Group A-II                                            34,190,535.94
                                                                  ---------------------------
                                             Total Ending Balance             223,778,751.76

Principal Collections Group A-I                                                 4,615,898.35
Principal Collections Group A-II                                                1,042,935.95
                                                                  ---------------------------
                                                                                5,658,834.30

Interest Collections Group A-I                                                  2,315,118.38
Interest Collections Group A-II                                                   414,404.56
                                                                  ---------------------------
                                                                                2,729,522.94

Active Loan Count Group A-I                                                            4,737
Active Loan Count Group A-II                                                             453

Repurchased Loan Count Group A-I                                                           0
Repurchased Loan Count Group A-II                                                          0

Repurchased Loan Amount Group A-I                                                       0.00
Repurchased Loan Amount Group A-II                                                      0.00

Substitution Adjustment Amount Group A-I                                                0.00
Substitution Adjustment Amount Group A-II                                               0.00

Principal Balance of Current Month Prefunding Group A-I                                 0.00
Principal Balance of Current Month Prefunding Group A-II                                0.00

Policy Draw Amount                                                                      0.00

Total Limited Reimbursement Amount                                                 51,004.57

Current month distribution to Credit Enhancer                                              64,748.06

Net Loan Rate                                                                         14.41%

Note Rate - Class A-I-1 Notes                                                        2.6500%
Note Rate - Class A-I-2 Notes                                                        7.9500%
Note Rate - Class A-II-1 Notes                                                       2.6600%
Note Rate - Class A-II-2 Notes                                                       7.9900%

                     BEGINNING NOTE BALANCE    ENDING NOTE BALANCE    PERCENTAGE INTEREST  PRINCIPAL DISTRIBUTION       INTEREST
                     ----------------------    -------------------    -------------------  -----------------------      --------
 Class A-I-1 Notes              14,216,643.65           8,949,636.72        4.031%                     5,267,006.93        33,488.09
 Class A-I-2 Notes             172,718,000.00         172,718,000.00        77.803%                               -     1,144,256.75
Class A-II-1 Notes                       0.00                      -        0.000%                                -                -
Class A-II-2 Notes             35,058,714.30          33,861,115.04         15.253%                   1,197,599.26       233,432.61
                               --------------         --------------                                  -------------      ----------
       Total Notes             221,993,357.95         215,528,751.76                                   6,464,606.19     1,411,177.45

CERTIFICATES                                                                      441,185.65

PREFUNDING ACCOUNT                                                       TOTAL AMOUNT
                                                                  ---------------------------
Beginning Balance                                                                       0.00
Interest Earned on Prefunding Account                                                   0.00
Prior month Interest earned transferred to overcollateralization                        0.00
Collection Period Subsequent Transfer                                                   0.00
Prefunding Account balance distributed to Noteholders                                   0.00
                                                                  ---------------------------
                          Total Ending Prefunding Account Balance                       0.00


CAPITALIZED INTEREST ACCOUNT BALANCE
Beginning Balance                                                                       0.00
Withdraw relating to prior month Collection Period                                      0.00
Interest Earned                                                                         0.00
Interest Earned sent to Note Payment account                                            0.00
Total Ending Capitalized Interest Account Balance to Seller                             0.00
                                                                  ---------------------------
                Total Ending Capitalized Interest Account Balance                       0.00
                                                                  ===========================


Beginning Overcollateralization Amount                                          8,250,000.00
Overcollateralization Amount Increase (Decrease)                                        0.00
                                                                  ---------------------------
Ending Overcollateralization Amount                                             8,250,000.00
Outstanding Overcollaterization Amount                                                     -
                                                                  ---------------------------
Required Overcollateralization Amount                                           8,250,000.00


                                                                                                     NUMBER      PERCENT
ALL CLASSES                                                                          BALANCE        OF LOANS    OF BALANCE
-----------                                                                          -------        --------    ----------
Delinquent Loans (30 Days)                                                      1,939,150.07           41         0.87%
Delinquent Loans (60 Days)                                                        710,280.31           20         0.32%
Delinquent Loans (90+ Days) (*)                                                 2,761,115.42           62         1.23%
Foreclosed Loans                                                                  111,038.67           2          0.05%
REO                                                                                     0.00           0          0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                                                     NUMBER      PERCENT
CLASS A-I                                                                            BALANCE        OF LOANS    OF BALANCE
---------                                                                            -------        --------    ----------
Delinquent Loans (30 Days)                                                      1,837,262.86           39         0.97%
Delinquent Loans (60 Days)                                                        710,280.31           20         0.37%
Delinquent Loans (90+ Days)                                                     2,093,219.49           53         1.10%
Foreclosed Loans                                                                   26,226.92           1          0.01%
REO                                                                                     0.00           0          0.00%

                                                                                                     NUMBER      PERCENT
CLASS A-II                                                                           BALANCE        OF LOANS    OF BALANCE
----------                                                                           -------        --------    ----------
Delinquent Loans (30 Days)                                                        101,887.21           2          0.30%
Delinquent Loans (60 Days)                                                              0.00           0          0.00%
Delinquent Loans (90+ Days)                                                       667,895.93           9          1.95%
Foreclosed Loans                                                                   84,811.75           1          0.25%
REO                                                                                     0.00           0          0.00%

                                                                                                                 PERCENT
                                                                   LIQUIDATION TO-DATE                          OF BALANCE
                                                                  ---------------------------
Beginning Loss Amount                                                           3,950,516.98
Current Month Loss Amount                                                         805,771.89                      0.43%
Current Month Principal Recovery                                                   23,912.80
Net Ending Loss Amount                                                          4,732,376.07

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